OPPENHEIMER MAIN STREET FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

            Oppenheimer Main Street Funds, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: Under a power contained in Article FOURTH of the charter of the Corporation (the "Charter") and in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board of Directors"), by resolutions duly adopted at a meeting duly called and held on December 19, 2000, has: (i) duly reclassified sixteen million two hundred fifty thousand (16,250,000) Class A shares of Oppenheimer Main Street California Municipal Fund (the "Municipal Fund"), which is a series of the Corporation, and sixteen million two hundred fifty thousand (16,500,000) Class B shares of the Municipal Fund, all of which, by virtue of the liquidation of the Municipal Fund, are now authorized but unissued shares, as authorized but unissued unclassified shares of the Corporation, par value one cent ($.01) per share; and (ii) duly reclassified ten million (10,000,000) authorized but unissued Class A shares of Oppenheimer Main Street Growth and Income Fund (the "Growth and Income Fund"), which is a series of the Corporation, as authorized but unissued Class N shares of the Growth and Income Fund, par value of one cent ($.01) per share. Prior to the reclassification of the Class A and Class B shares of the Municipal Fund and the Class A shares of the Growth and Income Fund, the Corporation had sixteen million two hundred fifty thousand (16,250,000) Class A shares of the Municipal Fund and sixteen million two hundred fifty thousand (16,250,000) Class B shares of the Municipal Fund, four hundred million (400,000,000) Class A shares of the Growth and Income Fund, three hundred million (300,000,000) Class B shares of the Growth and Income Fund, one hundred million (100,000,000) Class C shares of the Growth and Income Fund, and forty million (40,000,000) Class Y shares of the of the Growth and Income Fund authorized, each with a par value of one cent ($.01) per share. After the reclassification of the said Class A and Class B shares of the Municipal Fund, and Class A shares of the Growth and Income Fund, the Corporation will have three hundred ninety million (390,000,000) Class A shares of the Growth and Income Fund, three hundred million (300,000,000) Class B shares of the Growth and Income Fund, one hundred million (100,000,000) Class C shares of the Growth and Income Fund, forty million (40,000,000) Class Y shares of the Growth and Income Fund, ten million (10,000,000) Class N shares of the Growth and Income Fund and thirty two million five hundred thousand (32,500,000) unclassified shares authorized, each with a par value of one cent ($.01) per share. These Articles Supplementary will neither increase nor decrease the total number of shares that the Corporation is authorized to issue, which is presently eight hundred seventy two million five hundred thousand (872,500,000) shares of common stock, each with a par value of one cent ($.01) per share, having an aggregate par value of eight million seven hundred and twenty five thousand dollars ($8,725,000).

            SECOND: Acting pursuant to Article FOURTH of the Charter, the Board of Directors has set the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class N shares of the Growth and Income Fund, together with those set forth in other provisions of the Charter relating to stock of the Growth and Income Fund.

(1) As more fully set forth hereinafter, the liabilities and the expenses of the Class N shares shall be determined separately from those of the Class A shares, the Class B shares, the Class C shares and the Class Y shares and from those of any other class of the Growth and Income Fund's stock and, accordingly, the net asset value, the dividends and distributions payable to holders and the amounts distributable in the event of liquidation of the Corporation to holders of shares of the Growth and Income Fund stock may vary from class to class. The other provisions of the Charter shall be construed in such manner as to reflect the provisions of the immediately prior sentence and of these Articles Supplementary generally. Except for these differences and certain other differences hereinafter set forth, the Class N shares shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of, and rights to request redemption of the Class A shares, the Class B shares, the Class C shares, and the Class Y shares, and any other class of the Growth and Income Fund's stock that represents an interest in the same portfolio of investments as the Class N shares.

(1) The Class N shares shall represent interests in the same portfolio of investments as the Class A shares, the Class B shares, the Class C shares and the Class Y shares.

(1) The dividends and distributions of investment income and capital gains to holders of the Class N shares shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from the dividends and distributions of investment income and capital gains to holders of the Class A shares, the Class B shares, the Class C shares, the Class Y shares and any other class of the Growth and Income Fund's stock to reflect differing allocations of the liabilities and expenses of the Growth and Income Fund among the classes of shares and any resultant differences among the net asset values per share of the classes of shares, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Growth and Income Fund among the Class A shares, the Class B shares, the Class C shares, the Class Y shares and the Class N shares, and any other class of the Growth and Income Fund's stock that represents an interest in the same portfolio of investments as the Class N shares, shall be determined by the Board of Directors in a manner that is consistent with Rule 18f-3 under the Investment Company Act of 1940 adopted by the Securities and Exchange Commission and any existing or future amendment to such rule or interpretation under the Investment Company Act of 1940 or its successor that modifies or supersedes such rule which shall be binding upon the Corporation.

(1) Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Class N shares of the Growth and Income Fund shall have exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the Class N shares of the Growth and Income Fund and no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of the Class N shares of the Growth and Income Fund.

            THIRD:      These Articles Supplementary have been approved by
            -----
the Board of Directors in the manner and by the vote required by law.

            FOURTH:     The Corporation is registered as an open-end
            ------
investment company under the Investment Company Act of 1940.

            FIFTH: The undersigned [President or Vice President] of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

            IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed on its behalf by its Vice President and attested to by its Assistant Secretary on this 19th day of December, 2000.

ATTEST:                             OPPENHEIMER MAIN STREET FUNDS, INC.



                                    By:/s/ Andrew J. Donohue
                                    -----------------------------------------
/s/ Robert G. Zack                  (SEAL)
Robert G. Zack                      Andrew J. Donohue
Assistant Secretary                 Vice President and Secretary